STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 10/13/1998
981394013- 2948607


                      CERTIFICATE OF CORRECTION

                                 OF

                     CERTIFICATE OF INCORPORATION

                                 OF

                     ASIA PACIFIC TRADING, INC.


           (Pursuant to Section 103 (f) of the General
            Corporation Law of the State of Delaware)

     I, the undersigned, being the sole incorporator of ASIA

PACIFIC TRADING, INC., do hereby certify that the Certification of Incorporation filed on September 29, 1998 contained an

inaccurate record.

     ARTICLE FOURTH provided that the total number of shares of stock which this corporation is authorized to issue:

    One Thousand Five Hundred (1,500) shares without par value.

     ARTICLE FOURTH should read as follows:

     The total number of shares of stock which this corporation is authorized to issue is:

    Twenty Five Million (25,000,000) shares with a par value of One Tenth of One Cent ($.001) per share, amounting to Twenty Five
Thousand Dollars ($25,000.00).

     I have duly executed this Certificate of Correction of

Certificate of Incorporation this twelfth day of October,

A.D. 1998.


/s/ Jennifer Kaczmarcyk
Incorporator








STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 09/29/1998
981378681- 2948607

                      CERTIFICATE OF INCORPORATION

                                 OF

                       ASIA PACIFIC TRADING, INC.


     FIRST.  The name of this corporation shall be:

                       ASIA PACIFIC TRADING, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of, Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     One Thousand Five Hundred (1,500) shares without par value.

     FIFTH. The name and mailing address of the incorporator is as follows:

             Jennifer Kaczmarczyk
             The Company Corporation
             1013 Centre Road
             Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-ninth day of September, A.D. 1998.



/s/ Jennifer Kaczmarczyk
Incorporator







                    CERTIFICATE OF AMENDMENT OF

                  CERTIFICATE OF INCORPORATION OF

                     ASIA PACIFIC TRADING, INC.
                    (Pursuant to Section 242 of
                the Delaware General Corporation Law)

   The undersigned, Manoj Batra and Harinderpal S. Girn, President and Secretary of Asia Pacific Trading, Inc., (the Company) and existing under the laws of the State of Delaware do hereby certify that:

     1. The Certificate of Incorporation of the Company is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware, in Article First thereof by the substitution of the following provision:

           The name of the Corporation shall be:
                  NOVUS LABORATORIES, INC.

     2. The Certificate of Incorporation of the. Company is hereby amended pursuant to Section 242(a)(I) of the General Corporation Law of the State of Delaware, in Article Forth thereof by the addition of the following provisions:

     4.1 Reclassification of Shares. Simultaneously with the effective date of this amendment (the Effective Date), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the Old Common Stock) shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into three (3) shares (the New Common Stock), Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old.
     Common Stock the Old Certificates, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the New Certificates, whether one or more) representing the number of shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new Certificates pursuant to the provisions hereof. If any new Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange Agent that such taxes are not payable. From and after the Effective Date the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     4.2 Authorized Capital Prior to Reclassification. The total number of shares which the corporation was authorized to issue prior to the reclassification effected in section 4.1 above was 25,000,000 of Common Stock having a par value of $0.001 per share.

     4.3 Authorized Capital After Reclassification. Effective as of the date this amendment is filed with the Delaware Secretary of State, the total number of shares which the corporation is authorized to issue is 25,000,000 of Common Stock having a par value of $0.001 per share.

     3. The foregoing Amendments to the Certificate of Incorporation were authorized by the Board of Directors and duly adopted by consent action by the holders of in excess of eighty percent (80%) of the Company's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 16th day of May, 2000 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


/s/ Manoj Batra
President



/s/ Harinderpal S. Girn
Secretary